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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEWPORT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NEWPORT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 11, 2007

To the Stockholders of Newport Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Newport Corporation will be held at The Waldorf Astoria, 301 Park Avenue, New York, New York 10022, on Friday, May 11, 2007, at 9:00 a.m. Eastern Time, for the purpose of considering and acting upon the following:

1.	To elect two Class III directors to serve for four years; and

2.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 30, 2007 will be entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to vote by proxy prior to the meeting. Any stockholder attending the meeting may vote in person even if he or she has voted by proxy.

By order of the Board of Directors

Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

April 11, 2007

Irvine, California

Your vote is important. There are three ways to vote your shares by proxy:

•	Call the toll-free number listed on your proxy card;

•	Visit the Internet site address listed on your proxy card; or

•	Sign, date and return by mail in the envelope provided the enclosed proxy card.

If you choose to vote by mail, please do so promptly to ensure your proxy arrives in sufficient time.

NEWPORT CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

PROXY STATEMENT AND SOLICITATION OF PROXIES

Solicitation by Board

This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 11, 2007.

Solicitation of Proxies and Related Expenses

All expenses incurred in connection with this solicitation shall be borne by us. We anticipate that this solicitation of proxies will be made primarily by mail; however, in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, facsimile or electronic transmission, or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $5,000, plus out-of-pocket expenses.

Mailing Date

This proxy statement and the accompanying proxy are being mailed on or about April 11, 2007 to our stockholders of record as of the close of business on March 30, 2007, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

Shares Outstanding

As of the record date, there were 39,554,976 shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

Voting Rights

A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In tabulating the voting result for any proposal requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote, abstentions will be considered shares present and entitled to vote, and broker non-votes will not be considered shares present and entitled to vote. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors. In determining whether any other proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted.

Vote Required

A quorum is required for the approval of any of the proposals set forth herein. Directors will be elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy.

Voting of Proxies

Stockholders may vote by proxy or in person at the meeting. To vote by proxy, stockholders may: call the toll-free number listed on the accompanying proxy; visit the Internet site address listed on the accompanying proxy; or complete, sign and date the proxy and return it in the envelope provided. The Internet and telephone voting facilities will close at 12:00 p.m. Central Time on May 10, 2007. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee (each, a “Nominee”), then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the instruction card they provide for voting your shares.

The persons named as proxies in the accompanying proxy were designated by our Board and are our officers. All proxies that are properly received by us prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR election of the director nominees listed therein.

Revoking a Proxy

Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the annual meeting, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of the proxy. Any written notice revoking a proxy should be sent to our Corporate Secretary at our corporate offices at 1791 Deere Avenue, Irvine, California 92606, and must be received prior to the commencement of the meeting.

If your shares are held in the name of a Nominee, you may change your vote by submitting new voting instructions to your Nominee. Please note that if your shares are held of record by a Nominee and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your Nominee.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2008 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our principal place of business no later than December 13, 2007 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended, rules and regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. In addition, our bylaws contain procedures for stockholders to submit nominations of director candidates, which are discussed under the heading “Stockholder Nominations” on page 9 of this proxy statement.

Rule 14a-4 under the Securities Exchange Act of 1934, as amended, governs our use of our discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in our proxy statement. Such rule provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting will be held in May 2008. If we do not receive any stockholder proposals for our 2008 annual meeting before February 26, 2008, we will be able to use our discretionary voting authority as outlined above.

OTHER MATTERS

Management is not aware of any other matters that will be presented for consideration at our 2007 annual meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

NEWPORT CORPORATE OFFICE

Our corporate offices are located at 1791 Deere Avenue, Irvine, California 92606.

ANNUAL REPORT

Our Annual Report on Form 10-K which has been filed with the Securities and Exchange Commission for our fiscal year ended December 30, 2006 is being mailed concurrently with this proxy statement to all stockholders of record as of March 30, 2007. We have also made available on our Internet site at www.newport.com/annualreport a web-based Annual Report to Stockholders containing information regarding our business which supplements the business and financial information contained in our Annual Report on Form 10-K. Except as may be required by Securities and Exchange Commission rules and regulations, our Annual Report on Form 10-K and our web-based Annual Report to Stockholders are not to be regarded as proxy soliciting material or as communications by means of which any solicitation is to be made.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board currently consists of eight directors, divided into four classes. One class of directors is elected each year for a term of four years. At our 2007 annual meeting, two directors will be elected to serve as Class III directors until our annual meeting in 2011. Our Class IV directors will continue to serve until our annual meeting in 2008, our Class I directors will continue to serve until our annual meeting in 2009, and our Class II directors will continue to serve until our annual meeting in 2010.

CLASS III DIRECTOR NOMINEES

Based upon the recommendation of our Corporate Governance and Nominating Committee, our Board has nominated the individuals set forth below to serve as Class III directors until our annual meeting of stockholders in 2011:

Name	Principal Occupation	Age	Director Since
C. Kumar N. Patel	Professor of Physics and Astronomy, University of California, Los Angeles; Chairman and Chief Executive Officer, Pranalytica, Inc.	68	1986

Peter J. Simone	Independent Consultant	59	2003

C. Kumar N. Patel was elected to the Board in 1986. Dr. Patel was Vice Chancellor-Research, University of California, Los Angeles from 1993 to 1999, and in January 2000 he was appointed to the position of Professor of Physics and Astronomy. Since February 2000, Dr. Patel has also served as Chairman and Chief Executive Officer of Pranalytica, Inc., a company involved in ultra-low level trace gas detection technologies. Previously, he was employed by AT&T Bell Laboratories, a telecommunications research company, as Executive Director of the Research, Materials Science, Engineering and Academic Affairs Division from 1987 to 1993, and as Executive Director, Physics and Academic Affairs Division from 1981 to 1987. He joined Bell Laboratories in 1961.

Peter J. Simone was appointed to the Board in March 2003. Mr. Simone currently serves as an independent consultant to several venture capital firms and venture-funded private companies. Mr. Simone was Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company, from June 2001 to December 2002 when it was acquired by Novellus Systems, Inc. He served as a director of and a consultant to Active Controls eXperts, Inc. (“ACX”), a leading supplier of precision motion control and smart structures technology, from January 2000 to August 2000, and was President and a director of ACX from August 2000 to February 2001 when it was acquired by Cymer, Inc. He served as President, Chief Executive Officer and director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier manufacturers, from April 1997 until Xionics’ merger with Oak Technology, Inc. in January 2000. Mr. Simone’s previous experience includes seventeen years with GCA Corporation, a manufacturer of semiconductor photolithography capital equipment, holding various management positions including President and director. Mr. Simone serves on the boards of directors of several non-public companies and serves on the boards of directors of three other public companies: Cymer, Inc., Sanmina-SCI Corporation and Veeco Instruments, Inc.

Unless otherwise instructed, the enclosed proxy will be voted in favor of the election of Dr. Patel and Mr. Simone as Class III directors. The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by our Board.

The Board of Directors recommends a vote “FOR” the election of Dr. Patel and Mr. Simone as Class III directors.

CONTINUING DIRECTORS

The following directors will continue to serve on our Board:

Name	Principal Occupation	Age	Class	Term Expires	Director Since
R. Jack Aplin	Independent Investor	75	IV	2008	1989

Robert G. Deuster	Chairman of the Board and Chief Executive Officer, Newport Corporation	56	I	2009	1996

Robert L. Guyett	President and Chief Executive Officer, Crescent Management Enterprises, LLC	70	II	2010	1990

Michael T. O’Neill	President and Chief Executive Officer, Miragene, Inc.	66	I	2009	2003

Kenneth F. Potashner	Independent Investor	49	II	2010	1998

Richard E. Schmidt	Independent Investor	75	IV	2008	1991

R. Jack Aplin was elected to the Board in 1989. From 1989 to the present, Mr. Aplin has been an independent investor. Mr. Aplin was Chairman of the Board, President and Chief Executive Officer of Spectramed, Inc., an international medical products company, from 1986 to 1989.

Robert G. Deuster has served as our Chief Executive Officer and as a member of our Board of Directors since May 1996. In June 1997, he became Chairman of the Board. Mr. Deuster also served as our President from May 1996 until July 2004. From 1985 to 1996, Mr. Deuster served in various senior management positions at Applied Power, Inc., an international manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of the Barry Controls Division from 1989 to 1994, and President of the APITECH Division from 1986 to 1989. Prior to joining Applied Power, Inc., Mr. Deuster held engineering and marketing management positions at General Electric Company’s Medical Systems Group.

Robert L. Guyett was elected to the Board in 1990. Since April 1996, Mr. Guyett has been President and Chief Executive Officer of Crescent Management Enterprises, LLC, a financial management and investment advisory services firm. Since May 2003, he has also been Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of ultracapacitors, microelectronics, power systems and high voltage capacitors. From May 1995 to December 1996, he was a consultant to Engelhard Corporation, an international specialty chemical and precious metals company. Between September 1991 and May 1995, Mr. Guyett served as Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Engelhard Corporation. From January 1987 to September 1991, he was the Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Fluor Corporation, an international engineering and construction firm. Mr. Guyett also currently serves as the Treasurer and a director of the Christopher and Dana Reeve Foundation. Mr. Guyett serves on the board of directors of one other public company, Maxwell Technologies, Inc.

Michael T. O’Neill was appointed to the Board in April 2003. Since November 2000, Mr. O’Neill has served as President and Chief Executive Officer of Miragene, Inc., a biotechnology company. From May 1995 to October 2000, Mr. O’Neill served as an independent consultant to several private companies in the biotechnology industry. From 1973 to 1995, Mr. O’Neill was employed by Beckman Instruments, Inc., a manufacturer of automated analytical systems for the life and health sciences market, in various management positions, most recently as Senior Vice President, Worldwide Commercial Operations from 1993 to 1995, and as Group Vice President, Life Sciences Operations from 1989 to 1993.

Kenneth F. Potashner was elected to the Board in 1998. From May 2003 to present, Mr. Potashner has been an independent investor. From 1996 to May 2003, Mr. Potashner was Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of ultracapacitors, microelectronics, power systems and high voltage capacitors. From November 1998 to August 2002, Mr. Potashner was President, Chief Executive Officer and Chairman of SONICblue Incorporated (formerly S3 Incorporated), a supplier of digital media appliances and services. From 1996 to October 1998, he was also President and Chief Executive Officer of Maxwell Technologies. Mr. Potashner was Executive Vice President and General Manager of Disk Drive Operations for Conner Peripherals, a manufacturer of storage systems, from 1994 to 1996. From 1991 to 1994, he was Vice President, Worldwide Product Engineering for Quantum Corporation, a manufacturer of disk drives. From 1981 to 1991, he held various engineering management positions with Digital Equipment Corporation, a manufacturer of computers and peripherals, culminating with the position of Vice President of Worldwide Product Engineering in 1991.

Richard E. Schmidt joined us in September 1991 as Chairman of the Board and Chief Executive Officer. From August 1993 until February 1995 and from November 1995 until May 1996, he held the additional position of President. Mr. Schmidt retired from the positions of President and Chief Executive Officer in May 1996 and from the position of Chairman in June 1997. He has continued to serve as a director following his retirement. From December 1990 to September 1991, Mr. Schmidt served as a consultant to Sundstrand Corporation, an aerospace and power transmission company. From September 1984 to December 1990, Mr. Schmidt was President and Chief Executive Officer of Milton Roy Company, an international manufacturer of measuring instruments and systems, and was its Chairman from 1986 to December 1990.

CORPORATE GOVERNANCE

We are committed to promoting the best interests of our stockholders by establishing sound corporate governance practices and maintaining the highest standards of responsibility and ethics. Our Board of Directors has adopted corporate governance guidelines, which consist of written standards relating to, among other things, the composition, leadership, operation and evaluation of the Board and its committees. The Corporate Governance and Nominating Committee of our Board reviews and evaluates, at least annually, the adequacy of and our compliance with such guidelines. A copy of our corporate governance guidelines is available on our Internet site at www.newport.com. We will also provide an electronic or paper copy of these guidelines free of charge, upon request made to our Corporate Secretary.

Board of Directors

Independence

With the exception of Mr. Deuster, our Chairman and Chief Executive Officer, all of the members of our Board of Directors are “independent” as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Our Board has determined that no member has a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. The independence of each director is reviewed periodically to ensure that, at all times, at least a majority of our Board is independent.

Lead Independent Director

On the recommendation of the Corporate Governance and Nominating Committee of the Board, the independent directors appoint from among themselves a lead independent director to serve for a term of three years. No individual serves as lead independent director for consecutive terms. Mr. Aplin is currently serving as the lead independent director for a term extending through his scheduled retirement in May 2008. The lead independent director participates in the leadership of the Board, serving as a focal point for discussions among the independent directors to facilitate their communication with each other and with management. The lead independent director presides over and sets agendas for private meetings of the independent directors, provides feedback to the Chairman and Chief Executive Officer on behalf of the independent directors regarding business issues and Board management, and has other responsibilities as may be designated by the independent directors from time to time.

Meetings

It is the policy of our Board to hold at least four regular meetings each year, typically in February, May, August and November. The regular meeting held in May of each year coincides with our annual meeting of stockholders. Generally, all directors attend our annual meetings of stockholders and, in any event, at least a majority of the directors attend each annual meeting. All directors attended our 2006 annual meeting of stockholders, and it is anticipated that all directors will attend our 2007 annual meeting.

Our Board held five meetings (including telephonic meetings) during the fiscal year ended December 30, 2006. Each director attended at least seventy-five percent of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served (during the periods that he served).

Private Sessions

Our independent directors meet privately, without management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings are held as often as deemed necessary by the independent directors.

Committees of the Board

Our Board has three separate standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee operates under a written charter adopted by the Board. Copies of the charters of all standing committees are available on our Internet site at www.newport.com. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary.

Audit Committee

The Audit Committee is comprised of three directors. The current members are Messrs. Guyett (Chairman), Patel and Simone. None of the members of the Audit Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 thereunder. The Board has determined that Messrs. Guyett and Simone are “audit committee financial experts” as defined by the regulations promulgated by the Securities and Exchange Commission. The Audit Committee held eight meetings (including telephonic meetings) during the fiscal year ended December 30, 2006.

The Audit Committee has the sole authority to appoint and, when deemed appropriate, replace our independent auditors, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent auditors. The Audit Committee has, among other things, the responsibility to:

•	evaluate the qualifications and independence of our independent auditors;

•	review and approve the scope and results of the annual audit;

•	evaluate independently and with our independent auditors our financial and internal audit staff and the adequacy and effectiveness of our systems and internal control over financial reporting;

•	review and discuss with management and the independent auditors the content of our financial statements prior to the filing of our quarterly reports on Form 10-Q and annual reports on Form 10-K;

•	review the content and clarity of our proposed communications with investors regarding our operating results and other financial matters;

•	review significant changes in our accounting policies;

•	review and approve transactions with related persons for which approval is required under applicable law, including Securities and Exchange Commission and Nasdaq rules;

•

establish procedures for receiving, retaining and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns;

•	establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters;

•	provide sufficient opportunity for the independent auditors to meet with the committee without management present;

•	adopt and continually review and assess our investment policy;

•	oversee the management of our investment portfolio and evaluate the performance of our portfolio managers; and

•	review and approve or make recommendations to the Board with respect to certain significant capital spending proposals.

Compensation Committee

The Compensation Committee is comprised of three directors. The current members are Messrs. Aplin (Chairman), O’Neill and Potashner. None of the members of the Compensation Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Compensation Committee held five meetings (including telephonic meetings) during the fiscal year ended December 30, 2006. The Compensation Committee has, among other things, the responsibility to:

•	develop guidelines for, evaluate and approve cash and equity compensation and benefit plans, programs and agreements for our Chief Executive Officer and other executive officers;

•	oversee the development of and to administer our long-term incentive plans, including equity-based incentive plans;

•	develop guidelines for and approve grants of awards to key personnel under our equity-based incentive plans; and

•	evaluate the form and amount of director compensation and make recommendations to the Board related thereto.

Additional information regarding the Compensation Committee’s consideration and determination of executive officer and director compensation is included under the heading “Compensation Discussion and Analysis” beginning on page 12 of this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of three directors. The current members are Messrs. Potashner (Chairman), Guyett and O’Neill. None of the members of the Corporate Governance and Nominating Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Corporate Governance and Nominating Committee held three meetings during the fiscal year ended December 30, 2006.

The Corporate Governance and Nominating Committee ensures that the Board is properly constituted to meet its fiduciary obligations to Newport and our stockholders and that we have and follow appropriate governance standards. To carry out this purpose, the Corporate Governance and Nominating Committee has, among other things, the responsibility to:

•	develop, continually assess and monitor compliance with our corporate governance guidelines;

•	evaluate the size and composition of our Board, the criteria for Board membership and the independence of Board members;

•	oversee the evaluation of the performance of our Board and its committees and our management;

•	assist our Board in establishing appropriate committees and recommend members for such committees; and

•	identify, evaluate and recommend to our Board candidates for nomination and election as members of our Board.

Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee identifies potential director candidates through a variety of sources, including recommendations made by current or former directors, members of our executive management, stockholders and business, academic and industry contacts. When appropriate, a search firm may be retained by the committee to identify director candidates.

The Corporate Governance and Nominating Committee reviews and assesses at least annually the size and composition of our Board and the criteria for Board membership, including independence, character, judgment, diversity, age, business background, experience and other relevant matters. Candidates for director are evaluated based on such established criteria and certain provisions of our bylaws. In accordance with our bylaws, no person is eligible to be elected or to serve as a director if such person is affiliated with any of our business competitors.

In evaluating a potential director candidate, the Corporate Governance and Nominating Committee considers all relevant information regarding the candidate, as well as the candidate’s ability and willingness to devote adequate time to Board responsibilities. The Corporate Governance and Nominating Committee considers the Board’s current and anticipated needs, and makes every effort to maintain an appropriate balance of business background, skills and expertise based on the variety of industries that we serve. When appropriate, the Corporate Governance and Nominating Committee will recommend qualified candidates for nomination by the full Board. Any stockholder may recommend candidates for evaluation by the Corporate Governance and Nominating Committee by submitting a written recommendation to our Corporate Secretary containing the same information regarding such candidates required for stockholder nominations as described under the heading “Stockholder Nominations” below. The Corporate Governance and Nominating Committee will consider any such recommended candidates in the same manner as all other proposed candidates in accordance with these standards.

Stockholder Nominations

In accordance with our bylaws, stockholders may submit a nomination of a candidate for election as director by delivering a written notice to our Corporate Secretary at least ninety days prior to the date corresponding to the record date of our previous year’s annual meeting in the event of election at an annual meeting, and at least seventy-five days prior to the initiation of solicitation to our stockholders for election in the event of election other than at an annual meeting. Such notice shall set forth (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares (if any) of our capital stock which are beneficially owned by such nominee, and (4) such other information concerning such nominee as would be required under the then-current rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. Any such notice shall be accompanied by a signed consent of such nominee to serve as a director, if elected. If the Corporate Governance and Nominating Committee or the Board determines that any nomination made by a stockholder was not made in accordance with the foregoing procedures, the rules and regulations of the Securities and Exchange Commission or other applicable laws or regulations, such nomination will be void.

Communications with our Board

Any stockholder may communicate with our Board, any Board committee or any individual director. All communications should be made in writing, addressed to the Board, the Board committee or the individual director, as the case may be, in care of our Corporate Secretary, mailed or delivered to our corporate offices at 1791 Deere Avenue, Irvine, California 92606. Our Corporate Secretary will forward or otherwise relay all such communications to the intended recipient(s).

Corporate Responsibility

Code of Ethics

Our Board has adopted a written code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions. Such code of ethics consists of standards that, among other things, are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or furnish to, the Securities and Exchange Commission and/or make in other public communications; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the code to our Legal Department and/or our Audit Committee; and accountability for adherence to the code. A copy of our code of ethics is available on our Internet site at www.newport.com. We will also provide an electronic or paper copy of the code of ethics free of charge, upon request made to our Corporate Secretary. If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the code to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, we will disclose the nature of such amendment or waiver on our Internet site at www.newport.com or in a report on Form 8-K.

Procedures for Submitting Complaints Regarding Accounting and Auditing Matters

We are committed to achieving compliance with all applicable securities laws and regulations, accounting standards and accounting controls. The Audit Committee of our Board has established written procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns or complaints regarding such matters. Our Audit Committee oversees the handling of such concerns or complaints. The procedures for non-employees to submit concerns or complaints regarding accounting, internal accounting controls and auditing matters are available on our Internet site at www.newport.com. We will also provide an electronic or paper copy of these procedures free of charge, upon request made to our Corporate Secretary.

EXECUTIVE OFFICERS

We currently have six executive officers who serve at the pleasure of our Board and are elected on an annual basis:

Name	Age	Title
Robert G. Deuster	56	Chairman of the Board and Chief Executive Officer

Robert J. Phillippy	46	President and Chief Operating Officer

Charles F. Cargile	42	Senior Vice President, Chief Financial Officer and Treasurer

Jeffrey B. Coyne	40	Senior Vice President, General Counsel and Corporate Secretary

David J. Allen	52	Vice President and General Manager, Lasers Division

Gary J. Spiegel	56	Vice President, Worldwide Sales and Service

Mr. Deuster’s biography is presented on page 5. The biographies of our other executive officers are set forth below.

Robert J. Phillippy joined us in April 1996 as Vice President and General Manager of our Science and Laboratory Products Division. In August 1999, he was appointed to the position of Vice President and General Manager of the U.S. operations of our Industrial and Scientific Technologies Division (now a part of our Photonics and Precision Technologies Division). In July 2004, he was appointed President and Chief Operating Officer. Prior to joining us, Mr. Phillippy was Vice President of Channel Marketing at Square D Company, an electrical equipment manufacturer, from 1994 to 1996. He joined Square D Company in 1984 as a sales engineer and held various sales and marketing management positions with that company prior to his election as Vice President in 1994.

Charles F. Cargile joined us in October 2000 as Vice President and Chief Financial Officer. In July 2004, he was appointed Senior Vice President, and in February 2005, he was appointed Treasurer. Prior to joining us, Mr. Cargile was Vice President, Finance and Corporate Development for York International Corporation, a manufacturer of air conditioning and refrigeration products. He joined York in November 1998, and served in a number of executive positions, including Corporate Controller and Chief Accounting Officer, until his promotion to Vice President, Finance and Corporate Development in February 2000. Prior to joining York, Mr. Cargile was employed by Flowserve Corporation, a manufacturer of highly-engineered pumps, seals and valves primarily for the petroleum and chemical industries, in various positions, most recently as Corporate Controller and Chief Accounting Officer from February 1995 to November 1998.

Jeffrey B. Coyne joined us in June 2001 as Vice President, General Counsel and Corporate Secretary. In July 2004, he was appointed Senior Vice President. Prior to joining us, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, our outside corporate counsel, from January 2000 to June 2001, and was an associate attorney at such firm from February 1994 to December 1999. From November 1991 to February 1994, Mr. Coyne was an associate attorney at Pillsbury Madison & Sutro, an international law firm. Mr. Coyne is a member of the State Bar of California and the Orange County Bar Association.

David J. Allen joined us in March 2007 as Vice President and General Manager, Lasers Division. Prior to joining us, from October 1999 to July 2006, Mr. Allen was employed by Agilent Technologies, Inc., a global provider of measurement and analytical instrumentation, and Avago Technologies, Inc., a company which was formed in December 2005 by the spin off of Agilent’s semiconductor products division. During such time, he held a number of management positions, most recently serving as Vice President and General Manager, Fiber Optics Products Division from April 2004 to July 2006, as Vice President and General Manager, Networking Solutions Business Unit from November 2003 to December 2005, and as Vice President and General Manager, Personal Systems Business Unit from November 2001 to October 2003. Prior to his positions with Agilent and Avago, Mr. Allen held various management positions at Hewlett-Packard Company from December 1984 to October 1999. Prior to joining Hewlett-Packard Company, Mr. Allen held various sales positions at General Electric Company.

Gary J. Spiegel was appointed to the position of Vice President with responsibility for domestic sales in June 1992. During 1997, Mr. Spiegel was assigned additional responsibility for export sales including our sales subsidiaries in Canada and Taiwan. In March 2002, Mr. Spiegel was appointed Vice President, Worldwide Sales and Marketing, expanding his role to include responsibility for all marketing communications and market management. In July 2004, Mr. Spiegel was appointed Vice President, Sales and Service, Photonics and Precision Technologies Division. In December 2004, he was appointed Vice President, Worldwide Sales and Service. Prior to joining us, Mr. Spiegel was Vice President of Sales and Marketing for Klinger Scientific, a subsidiary of Micro-Controle SA, which we acquired in 1991.

Family Relationships

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Program and Objectives

Our executive compensation program is intended to fulfill three primary objectives: first, to attract and retain the high-caliber executives required for the success of our business; second, to reward these executives for superior financial and operating performance; and third, to align their interests with those of our stockholders to incentivize them to create long-term stockholder value.

To fulfill these objectives, we have adopted the following policies:

•	paying compensation that is competitive with other technology companies in our markets and in our geographic locations that have comparable revenue levels;

•	tying a significant portion of our executives’ total compensation to performance, by:

- providing annual cash incentives that are tied to the achievement of challenging annual financial and non-financial performance objectives; and

- providing long-term incentives, in the form of equity-based awards that are tied to the achievement of challenging long-term financial performance objectives; and

•	providing a significant long-term incentive to executives to encourage them to remain with Newport for long and productive careers and to build long-term stockholder value.

Implementation of Our Compensation Objectives and the Role of Our Compensation Committee

Our executive compensation program is overseen and administered by the Compensation Committee of our Board (the “Committee”), which is comprised entirely of independent directors as determined in accordance with various Nasdaq, Securities and Exchange Commission and Internal Revenue Service rules. The Committee operates under a written charter adopted by our Board. A copy of this charter is available on our Internet site at www.newport.com. We will also provide electronic or paper copies of this charter free of charge, upon request made to our Corporate Secretary.

The Committee is guided by the above policies in determining the appropriate allocation among the various elements of our executive compensation program, as well as in the structuring and administration of those elements. In determining the particular elements of compensation that will be used to implement these compensation policies and the allocation of compensation among these elements, the Committee takes into consideration a number of factors related to our performance, such as our revenue and profit growth performance and goals, as well as competitive practices among our peer companies.

The Committee typically determines each executive’s target total annual cash compensation (salary and cash incentive) and target total direct compensation (salary, cash incentive and long-term equity incentive) after reviewing similar compensation information from a group of peer companies in the high technology industry with whom we compete for executive talent. This review usually occurs in November of each year, and base salary increases typically are effective as of April 1 of the following year. For its review in November 2006, the Committee considered 19 high technology companies of similar size and scope as Newport, as measured by annual revenue and market capitalization, as follows:

Asyst Technologies Inc.	FLIR Systems, Inc.
Axcelis Technologies Inc.	GSI Group, Inc.
Bookham, Inc.	Intersil Corporation
Brooks Automation Inc.	Kulicke and Soffa Industries, Inc.
Ciena Corporation	MKS Instruments, Inc.
Coherent, Inc.	National Instruments Corporation
Credence Systems Corporation	Photronics, Inc.
Cymer, Inc.	Toshiba America Medical Systems, Inc.
Electro Scientific Industries, Inc.	Veeco Instruments, Inc.
FEI Company

Data on the compensation practices of these peer companies is generally gathered by the Committee’s compensation consultants through searches of publicly available information, as well as the Radford Executive Compensation survey. Peer group data is gathered with respect to base salary, target annual bonus and target annual equity award grants (including stock options, restricted stock and stock appreciation rights). It does not include pension or deferred compensation benefits or generally available benefits, such as 401(k) plan matching contributions or health care coverage.

The Committee’s general practice is to target base salaries and total cash compensation at the 50th percentile of these peer companies, and to target total compensation, including equity compensation, at the 75th percentile of these peer companies. This is consistent with our policy of tying a significant portion of total compensation to the achievement of performance objectives, which we believe helps to align the interests of executives with those of our stockholders. Targeting total compensation at the 75th percentile, and therefore providing a higher incentive compensation potential, rewards executives for exceptional goal achievement and allows total compensation to be more competitive as a whole, while helping us to control fixed costs. The Committee has the discretion to deviate from the peer company data to take into account factors such as an executive’s performance, the scope of the executive’s position and responsibilities and internal equity of compensation among our executive officers.

Role of Compensation Consultants in the Compensation Determination Process

The Committee has the authority to engage its own compensation consultants and other independent advisors to assist in creating and administering our executive compensation policies. In 2005, the Chairman of the Committee, together with management, interviewed several consulting firms who submitted proposals to conduct a review and analysis of our executive compensation and benefit program and provide recommendations to the Committee. Following this review, Radford Surveys + Consulting (“Radford”), a unit of Aon Consulting, was selected to perform such review, and their recommendations were reviewed by the Committee in establishing base salaries for our executives for 2006, as well as in the design of our 2006 Performance-Based Stock Incentive Plan. In November 2006, Radford was engaged by management at the request of the Committee to perform an updated market survey of executive compensation levels, which was reviewed by the Committee in establishing base salaries for our executives for 2007. A separate unit of Aon Consulting performs advisory and brokerage services for us relating to employee medical, dental and other benefits. Except for these services, Aon Consulting has not provided any other services to us and has received no compensation other than with respect to the services provided to the Committee.

Role of Management in the Compensation Determination Process

The Committee periodically meets with our Chief Executive Officer, Mr. Deuster, and/or other executive officers to obtain recommendations with respect to compensation programs for executives and other employees. Mr. Deuster makes recommendations to the Committee on the base salaries, incentive targets and measures and equity compensation for our executives and other key employees. The Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The Committee has made modifications to several of management’s proposals in recent years, including 2006. The Committee also typically seeks input from compensation consultants prior to making any final determinations. Mr. Deuster and other executives attend most of the Committee’s meetings, but the Committee also regularly holds executive sessions not attended by any members of management or non-independent directors. The Committee discusses Mr. Deuster’s compensation package with him, but makes decisions with respect to Mr. Deuster’s compensation without him present. The Committee has delegated to management the authority to make salary adjustments and annual incentive decisions and grant long-term incentive awards to employees other than certain officers under guidelines set by the Committee. The Committee has not delegated any of its authority with respect to the compensation of executive officers.

Elements of Executive Compensation Program

There are five major elements that comprise our executive compensation program: (i) base salary; (ii) annual cash incentives; (iii) long-term equity incentives; (iv) retirement benefits provided under our 401(k) plan; and (v) executive perquisites and benefits and generally available benefit programs. We have selected these elements because we believe that each helps to fulfill one or more of the principal objectives of our executive compensation policy. We believe that these elements of compensation, when combined, are effective in achieving the objectives of our executive compensation program. The Committee will continue to review all elements of our executive compensation program on an annual basis to ensure that our benefit levels remain competitive and that each element continues to be effective in achieving our objectives.

Base Salary

The Committee determines the base salary levels for our executives based on factors including the competitive market, the scope of their responsibilities, their performance and contributions to our success, time on the job and internal equity of compensation among our executives. The Committee reviews the base salaries for our executives on at least an annual basis and makes adjustments thereto as it deems appropriate in its sole discretion. While the Committee’s general policy is for executive compensation to be more heavily weighted towards performance-based compensation, it has continued to make base salaries a significant part of the total executive compensation package as it believes that this is necessary in order to remain competitive in attracting and retaining executive talent. For 2006, after taking into consideration the compensation targets discussed above and the peer group data provided by the Committee’s compensation consultants, the Committee increased the base salary of Mr. Deuster by 3.5% and increased the base salaries of the other named executive officers by amounts ranging from 2.0% to 4.3%.

Annual Cash Incentives

Each of our executives participates in an annual cash incentive plan developed by the Committee. This annual cash incentive program focuses on linking a significant portion of each executive’s total compensation to the achievement of challenging performance targets established at the beginning of each year. Under extraordinary circumstances, the Committee may award discretionary bonuses in cases where such performance targets are not met, but the Committee did not award any such discretionary bonuses for 2006.

Under the annual cash incentive plan, each executive is assigned a combination of financial performance measures and individual non-financial goals (in the case of Mr. Deuster, a portion of his annual incentive is based on his overall performance rather than on specific non-financial goals). The target incentive for each executive is determined by the Committee based on the position and responsibility of the executive and the compensation targets discussed above and the peer group data provided by the Committee’s compensation consultants. The Committee’s general practice is to set target incentive levels at approximately the 50th percentile of the peer group. For 2006, the target incentives for the named executive officers were as follows:

Name	Target Incentive (as % of Base Salary)	Target Incentive ($)
Robert G. Deuster	100%	$461,510

Robert J. Phillippy	75%	231,741

Charles F. Cargile	75%	231,577

Gary J. Spiegel	50%	130,960

Jeffrey B. Coyne	50%	121,158

Management provides recommendations to the Committee with respect to financial performance measures for each executive and the relative weighting of such measures. The Committee considers, but is not bound to accept such recommendations, and has made changes to the measures and relative weighting in recent years, including 2006. The financial performance measures for each executive are selected by the Committee each year based on our corporate goals for that year and the Board’s priorities. The measures selected, and their relative weighting, vary among the executives based upon such executive’s area of responsibility and potential impact on our operating and financial performance, to provide optimal correlation between performance and reward.

For 2006, 70% of the target incentive for each named executive officer was based on company financial goals. The financial measures and relative weightings thereof for each named executive officer were as follows:

Name	Net Sales	Operating Income	Earnings Per Share
Robert G. Deuster	20%	30%	20%

Robert J. Phillippy	30%	30%	10%

Charles F. Cargile	20%	30%	20%

Gary J. Spiegel	50%	20%	–

Jeffrey B. Coyne	20%	30%	20%

For each financial measure, minimum, target and maximum performance levels are set, corresponding to payout levels of 50%, 100% and 200% of the target incentive, respectively. The Committee believes that this structure rewards the executives for overachievement of our financial goals and provides limited downside protection in the event of performance that is close to, but below, the target level. The target levels for each measure are generally set at approximately the levels set forth in the annual operating plan established by management and approved by the Board in advance of each year, which are levels that the Board feels are challenging but achievable with significant effort. The maximum levels for each measure are generally set so as to represent both extremely challenging performance goals and outstanding achievement. Payouts are prorated on a straight-line basis for achievement between the minimum and target levels or the target and maximum levels. If we do not achieve at least the minimum performance level for a measure, no payout is made for that measure. For 2006, due to the fact that we outperformed our objectives for net sales, operating income and earnings per share, the achievement levels of the financial incentive components assigned to the named executive officers resulted in payouts ranging from 113.2% to 173.6% of the target incentives allocated to those components.

In addition to company financial goals, the remainder of the target incentive for each named executive officer other than Mr. Deuster is based on individual non-financial goals. The non-financial goals for each such executive are selected by the Committee each year based on the executive’s potential contributions to the achievement of certain of our business objectives. Mr. Deuster provides recommendations to the Committee regarding these goals, which are reviewed and modified or approved by the Committee in its discretion. Following completion of the year, Mr. Deuster presents an assessment of each executive’s achievement of his or her assigned goals, which assessment is reviewed and modified or approved by the Committee. For 2006, 30% of the target incentive for each named executive officer was based on non-financial goals. Each named executive officer received payouts ranging from 60% to 100% of the target incentives allocated to individual non-financial incentive components based on achievement of such components.

The remainder of Mr. Deuster’s target incentive is discretionary based on his overall performance. The Committee determines the payment of the discretionary portion of Mr. Deuster’s target incentive in consultation with the members of the Corporate Governance and Nominating Committee of our Board, who evaluate Mr. Deuster’s performance during each year. For 2006, 30% of Mr. Deuster’s target incentive was discretionary, and Mr. Deuster received 100% of this discretionary portion based on his overall performance.

Long-Term Equity Incentives

We provide long-term incentive compensation to our executives through equity-based awards, such as stock options, stock appreciation rights, restricted stock and/or restricted stock units, which generally vest over multiple years. Prior to 2006, we used options to purchase shares of our common stock with time-based vesting as our primary equity incentives. In 2005, the Committee decided that substantially all equity compensation should be performance-based to link the benefits received by the executives to the achievement of challenging performance goals that the Committee believes to be important drivers of stockholder value. The Committee believes that this policy helps to further align the interests of executives with those of our stockholders, and provides executives with an additional incentive to drive superior financial performance. In addition, due to the long-term nature of this equity compensation, the Committee believes that this program provides executives with an incentive to drive sustained, long-term financial performance, and in this way serves as an important complement to our annual cash incentive plan, which rewards shorter-term performance. Our long-term equity incentive program is also designed to motivate our executives to remain employed with us despite the competitive labor market.

In March 2006, our Board adopted the 2006 Performance-Based Stock Incentive Plan (“2006 Plan”) subject to stockholder approval, which was received in May 2006. Upon the approval of the 2006 Plan, our 2001 Stock Incentive Plan was terminated for purposes of future grants, and all future grants of equity-based compensation are expected to be made under the 2006 Plan. The 2006 Plan allows us to grant a variety of equity award types, including stock options, stock appreciation rights, restricted stock and restricted stock units, and provides that the vesting of substantially all awards to executives and other employees will be conditioned on the achievement of performance goals established by the Committee.

The Committee considers the appropriate award size and the appropriate equity-based vehicles or combination of vehicles when making award decisions. The target long-term equity incentive value for each executive is determined by the Committee based on the position and responsibility of the executive and the peer group data provided by the Committee’s compensation consultants. The Committee’s general practice is to set target long-term equity incentive levels such that the executive’s total compensation is at approximately the 75th percentile of the peer group. However, the Committee also considers other factors, including the compensation expense associated with the awards, and individual factors such as the executive’s performance and scope of responsibility and internal equity of compensation among our executives, in making award decisions. The Committee does not consider existing equity ownership, as it does not want to discourage executives from holding significant amounts of our stock. In selecting the equity vehicles to be used each year, the Committee seeks to achieve an appropriate balance between awards that provide higher incentive value, such as options or stock appreciation rights, and awards that provide higher retention value, such as restricted stock or restricted stock units. The Committee also takes into account the relative efficiencies of each type of equity vehicle in terms of the number of shares required to provide the targeted value opportunity to the executive, in order to minimize stockholder dilution.

On July 10, 2006, the Committee awarded restricted stock units to each named executive officer under our 2006 Plan. These awards are reflected in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2006” on page 23 of this proxy statement. In determining the sizes of these awards, the Committee reviewed peer group data and recommendations provided by Radford, as well as the other factors discussed above. The Committee selected restricted stock units for this award to provide the executives with a vehicle that provides stronger retention value than stock options, as well as to minimize the stockholder dilution resulting from the award. Each award vests in equal annual installments over three years, provided that we achieve certain specified annual financial performance goals for 2006, 2007 and 2008. 50% of each award is tied to the achievement of a net sales performance goal, and 50% is tied to the achievement of either an operating income performance goal or an earnings per share performance goal, depending upon the executive’s position. The Committee selected these goals because they believe that sales and earnings growth are key drivers of increased stockholder value.

At the time of the awards, the Committee established target and minimum achievement levels for each performance measure for each of the three years. The target levels for each measure are generally set at approximately the levels set forth in our then-current strategic plan, which are levels that the Board feels are challenging but achievable with significant effort. 100% of the restricted stock units that are subject to a performance measure will vest if at least the target level for that measure is achieved. 70% of the restricted stock units subject to a performance measure will vest if the minimum level for that measure is achieved. Vesting will be prorated between 70% and 100% on a straight-line basis for achievement of the applicable performance measure in an amount greater than the minimum level but less than the target level. The Committee believes that this structure is appropriate in order to take into account the challenges in setting precise financial goals over a three-year period, and to avoid losing all of the incentive and retention value of the awards in the event that our performance is close to, but lower than, the target levels. In addition, because the grants are intended to reward achievement of a long-term performance trend, rather than just performance in a single year, if less than 100% of the restricted stock units that are subject to a performance measure vest for a particular performance period, then 50% of the restricted stock units that did not vest for such performance period will remain outstanding and will be eligible for vesting in the next performance period. Such restricted stock units will vest if at least the target level for the applicable performance measure is achieved for the next performance period.

Following the completion of the independent, external audit of our financial statements for each year, the Committee determines and certifies as to whether, and to what extent, the performance goals were achieved for a particular year and the corresponding number of restricted stock units that have vested. All vested restricted stock units are settled by the delivery of shares of our common stock effective as of the date of such determination.

The Committee has determined that all of the 2006 financial performance measures which were established for the restricted stock units awarded to each named executive officer in 2006 were achieved in excess of the target level. As a result, 100% of the restricted stock units tied to such 2006 measures vested in March 2007 and have been settled by delivery of shares of our common stock, subject to the satisfaction of payment of all applicable withholding taxes. These restricted stock units are reflected in the table entitled “Outstanding Equity Awards at 2006 Fiscal Year End” beginning on page 24 of this proxy statement as shares which had not vested, but for which the relevant performance conditions had been satisfied, as of December 30, 2006.

While the 2006 awards of long-term equity compensation were made in July 2006 following stockholder approval of the 2006 Plan and completion of the grant determination process for non-executive employees, the Committee’s current expectation is that awards, other than to new hires and for special retention purposes, will be approved at a meeting of the Committee to be held at the beginning of April each year.

Executive Perquisites and Benefits

We provide our executives with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. The costs of these benefits are reflected in the “All Other Compensation” column in the Summary Compensation Table on page 22 of this proxy statement, and consist of term life insurance for the benefit of the executives, auto allowances and annual physical examinations that are more extensive than that provided under our standard plans. The costs of these benefits constitute only a small percentage of each named executive’s total compensation.

Generally Available Benefit Programs

Each executive is eligible to receive benefits pursuant to programs that provide for broad-based employee participation. These benefits programs include our 401(k) plan, employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel accident insurance, wellness programs, educational assistance, employee assistance and certain other benefits.

Section 401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Each of our executives is eligible to participate in this plan. Participants are able to defer up to 50% of their eligible compensation, subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employee elective deferrals are 100% vested at all times. The 401(k) plan allows for matching contributions to be made by us starting immediately upon participation in the 401(k) plan. We match employee elective deferrals up to a maximum of 6% of eligible compensation, subject to applicable annual Internal Revenue Code limits. These matching contributions are immediately vested. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

Employee Stock Purchase Plan

We maintain an employee stock purchase plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Each of our U.S. employees who customarily works more than 20 hours per week and more than five months in any calendar year is eligible to participate in this plan. To participate in the plan, an employee may designate prior to the commencement of a quarterly offering period the amount of payroll deductions to be made from his or her paycheck for the purchase of shares of our common stock under the plan, which amount may not exceed 15% of his compensation. On each purchase date, shares of our stock are purchased automatically for each participant with the amounts held from his or her payroll deductions at a price equal to 95% of the fair market value of the shares on the purchase date. An employee may not participate in an offering period if, immediately after the purchase of shares, the employee would own shares or hold options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of our stock.

Deferred Compensation Plan

We have established a Deferred Compensation Plan which is designed to allow certain individuals, including members of our Board of Directors and a select group of management and/or highly compensated employees to defer a portion of their current income on a pre-tax basis and receive a tax-deferred return on such deferrals. Our Deferred Compensation Plan is offered to these employees to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) plan. We believe that our Deferred Compensation Plan is a competitive benefit that aids us in attracting and retaining management talent. Each of our executives is eligible to participate in our Deferred Compensation Plan.

Under the plan, a participant may defer up to 100% of his or her annual base salary, annual incentive bonus and/or restricted stock or restricted stock unit awards, subject to a minimum deferral amount of $2,000 in each plan year. In addition to a participant’s deferrals, amounts are credited or debited to a participant’s account based on the performance of one or more measurement funds selected by the participant. The measurement funds available under the plan are selected and announced by the plan committee based on certain mutual funds and crediting rates. The plan committee may, in its sole discretion upon written notice to participants, discontinue, substitute or add a measurement fund under the plan. Any restricted stock deferred under the plan is at all times allocated to a company stock fund which consists solely of our common stock, with any dividends paid thereon being reinvested in additional shares of our common stock. Amounts credited or debited to a participant’s account are based solely on the market performance of the measurement funds selected by the participant, and we do not pay any “above-market” interest or return on the deferrals made by any participant. As such, these amounts are not shown in the Summary Compensation Table below.

Several named executive officers have elected to defer salary, bonus and/or restricted stock under the Deferred Compensation Plan, and have accumulated the deferred compensation amounts shown in the table entitled “Nonqualified Deferred Compensation in Fiscal Year 2006” on page 26 of this proxy statement. The amounts deferred are unsecured obligations of the company, receive no preferential standing, and are subject to the same risks as any of our other general obligations.

Stock Ownership Guidelines

Our Board of Directors has established stock ownership guidelines for executives that are designed to increase the executive’s equity stake in Newport and more closely align his or her interests with those of our stockholders. In February 2007, the Board reevaluated and adopted changes to these guidelines to increase the minimum stock ownership guidelines for certain executives and to provide for additional guidelines and conditions relating to the sale of stock by the executives.

The current guidelines provide that each executive should own, at a minimum, shares of our common stock having a value equal to a specified percentage of his or her annual base salary within two years of becoming an officer or following the Board’s adoption of the guidelines, whichever is later. In accordance with these guidelines, our Chief Executive Officer should own shares of our stock having a value equal to at least 300% of his annual base salary, our President and Chief Operating Officer and our Senior Vice President and Chief Financial Officer should own shares of our stock having a value equal to at least 200% of their annual base salaries, and our other executive officers should own shares of our stock having a value ranging from 50% to 150% of their annual base salaries.

The guidelines also provide that our executives shall not sell shares of our stock if the executive is not in compliance, or if such sale would cause the executive officer to become out of compliance, with the minimum stock ownership guidelines, except under certain circumstances, including cases of financial hardship, if approved by the Chairman of the Compensation Committee of our Board. These restrictions do not apply to the sale, or the surrender to us, of shares in connection with the exercise or settlement of a stock option or stock appreciation right, or the vesting of restricted stock or restricted stock units, in payment of the exercise price and/or withholding taxes due in connection with such exercise, settlement or vesting. The guidelines also provide that any sales of our stock by our executives shall be made pursuant to a written sale plan that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the requirements of our insider trading policy.

In addition to the guidelines described above, the terms of certain stock options previously granted to certain executives provide that the executive must hold at least 50% of all shares received upon the exercise of a stock option, for the longer of one year or until such time as the executive is in compliance with these stock ownership guidelines.

Under our insider trading policy, covered employees are prohibited from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale.

Accounting and Tax Considerations

In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on Newport and the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs to the minimum necessary to accomplish the objectives of our compensation programs. When determining how to allocate between differing elements of compensation, the goal is to meet our objectives while maintaining cost neutrality. For instance, if we increase the benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid increasing our total compensation expense.

Under Section 162(m) of the Internal Revenue Code, we generally receive a federal income tax deduction for compensation paid to any of our named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). We have not paid, and do not currently expect to pay, any compensation that is not deductible for federal income tax purposes.

In order to preserve our ability to deduct the compensation income associated with equity awards granted to such persons, for the purposes of Section 162(m) of the Internal Revenue Code, the 2006 Plan provides that (i) in no event shall any plan participant be granted options or stock appreciation rights in any one calendar year pursuant to which the aggregate number of shares of common stock that may be acquired thereunder exceeds 300,000 shares, subject to adjustments in capital structure, and (ii) in no event shall any participant be granted restricted stock awards in any one calendar year pursuant to which the aggregate number of shares of common stock governed by such restricted stock awards exceeds 200,000 shares, subject to adjustments in capital structure. To the extent grants under the 2006 Plan are in excess of these limitations, such excess shall not be exempt from the deductibility limits of Section 162(m) of the Internal Revenue Code.

Employment Agreements and Arrangements

With the exception of the severance compensation agreements discussed below, which provide for payment of certain compensation and benefits in the event of termination of employment under certain circumstances, we do not have an agreement with any executive officer with respect to the length of his employment or the level of cash compensation, equity compensation or other benefits payable to him. The base salary and any annual or long-term cash or equity incentive compensation of each executive officer are determined by the Compensation Committee, in its sole discretion, in accordance with its compensation philosophy, policies, objectives and guidelines discussed above.

Termination Following Change in Control

We have entered into a severance compensation agreement with each of our named executive officers providing for certain payments and benefits in the event that such officer’s employment is terminated within two years of a “change in control” of Newport (as defined in the agreement), unless such termination results from the officer’s death, disability or retirement, or the officer’s resignation for reasons other than “good reason” (as defined in the agreement), or constitutes a termination by us for “cause” (as defined in the agreement). In such event, the executive officer will be entitled to: (i) a lump sum severance payment equal to twelve months of such officer’s highest base salary during the twelve month period preceding termination (with the exception of Mr. Deuster, who will be entitled to a severance payment of twenty-four months of salary); (ii) a bonus payment equal to such officer’s incentive compensation bonus payable under our annual incentive plan or other bonus plans then in effect, based on 100% satisfaction of all performance goals; (iii) continuation of benefits under our medical, dental and vision plans, and long-term disability insurance for twenty-four months; (iv) automatic vesting of all unvested restricted stock and restricted stock units held by the officer, based on 100% satisfaction of any applicable performance goals; (v) payment of an amount equal to the difference between the exercise price and fair market price (calculated as set forth in the agreement) of the shares of common stock subject to all vested and unvested stock options held by the officer; and (vi) certain other benefits, including payment of an amount sufficient to offset any excess “parachute payment” excise tax payable by the officer pursuant to the provisions of the Internal Revenue Code, and/or any comparable provision of state or foreign law.

Other Termination

Our agreements with each of Mr. Deuster and Mr. Phillippy provide that, in the event we terminate his employment other than for cause at any time during the term of the agreement in absence of a change in control of Newport, he will be entitled to receive a severance payment equal to twelve months of his highest base salary in effect during the twelve month period preceding termination, and a bonus payment in an amount equal to his incentive bonus payable under our annual incentive plan or other bonus plans then in effect, based on 100% satisfaction of all performance goals. Such amounts would be payable in a lump sum on his date of termination.

The estimated payments and benefits that each named executive officer would have received under the severance compensation agreements described above in the event that his employment had been terminated by us under certain circumstances as of December 30, 2006 are discussed under the heading “Payments Upon Certain Termination Events” beginning on page 28 of this proxy statement.

Non-Employee Director Compensation

The Committee has the authority and responsibility to review and evaluate periodically the cash and equity compensation paid to non-employee directors. Based on such review and evaluation, the Committee makes recommendations to our Board, and the Board approves all non-employee director compensation in its sole discretion.

The Committee has the authority to engage compensation consultants to assist the Committee in evaluating the amount and form of non-employee director compensation. In evaluating and making its recommendations regarding non-employee director compensation, the Committee reviews market data obtained through surveys conducted by such consultants or through other external resources. While the Committee may direct management to engage compensation consultants on behalf of the Committee, the Committee does not delegate any authority to management to determine or make recommendations regarding such compensation.

Each of our non-employee directors receives an annual fee. This annual fee was $25,000 for 2006 and was increased to $26,250 effective as of March 2007. In addition, each non-employee director is paid $2,500 for each in-person Board meeting attended, $1,500 for each telephonic Board meeting attended, $2,000 for each in-person committee meeting attended, and $1,000 for each telephonic committee meeting attended. Each committee chairperson receives an additional $1,000 for each in person or telephonic committee meeting attended. Our non-employee directors are also reimbursed for expenses incurred in connection with attending Board and committee meetings.

The Board’s lead independent director, who is appointed from among the independent directors to serve for a three-year term, receives an additional annual fee of $6,000, prorated for any portion of a year during which he serves. During 2006, Mr. Potashner served as lead independent director through August 2006, and Mr. Aplin was appointed lead independent director commencing September 1, 2006.

Effective in 2007, each non-employee director receives annually restricted stock units (each unit representing the right to receive one share of our common stock) having a target grant date value of $120,000. Such restricted stock units vest in full on the first anniversary of the award date. Upon initial appointment or election to our Board, each non-employee director receives restricted stock units having a target grant date value of $250,000, which vest in 25% increments on each of the first four anniversaries of the award date. Prior to 2007, each non-employee director received annually an option to purchase 7,500 shares of our common stock, and each new non-employee director received, upon initial appointment or election to the Board, an option to purchase 16,000 shares of our common stock, which vested in 25% increments on each of the first four anniversaries of the grant date. In May 2006, each non-employee director received a supplemental award of 7,500 restricted stock units, which vest in full on the first anniversary of the award date.

All cash compensation earned by each non-employee director, and share-based compensation expense recognized by us for each non-employee director, during the fiscal year ended December 30, 2006 is shown in the table entitled “Director Compensation in Fiscal Year 2006” on page 29 of this proxy statement.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation earned during the fiscal year ended December 30, 2006 by our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers who were serving as executive officers at December 30, 2006 and whose salary and bonus exceeded $100,000 for the fiscal year ended December 30, 2006, as well as share-based compensation expense recognized by us for such officers during such fiscal year. These officers are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Robert G. Deuster(5)	2006	$461,510	$289,875	$469,905	$603,866	$55,953	$1,881,109
Chairman and Chief Executive Officer
Robert J. Phillippy	2006	308,988	173,925	364,755	306,179	31,294	1,185,141
President and Chief Operating Officer
Charles F. Cargile	2006	308,769	135,314	270,511	303,009	34,681	1,052,284
Senior Vice President, Chief Financial Officer and Treasurer
Gary J. Spiegel(6)	2006	261,920	77,339	180,850	177,375	54,380	751,864
Vice President, Worldwide Sales and Service
Jeffrey B. Coyne	2006	242,316	96,702	180,850	158,530	33,005	711,403
Senior Vice President, General Counsel and Corporate Secretary

(1)

Reflects the total amount of share-based compensation expense that we recognized in 2006 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004) (SFAS 123R) with respect to unvested restricted stock units held by each named executive officer. The fair value of restricted stock unit awards is determined based on the closing market price of our common stock on the award date and is amortized on a straight-line basis over the requisite service period of the award.

(2)

Reflects the total amount of compensation expense that we recognized in 2006 for financial statement reporting purposes in accordance with SFAS 123R with respect to unvested stock options held by each named executive officer. The fair value of stock options is estimated at the time of grant using the Black-Scholes-Merton option pricing model and is amortized on a straight-line basis over the requisite service period of the award. The assumptions used in such valuation are discussed in detail in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 30, 2006.

(3)

Reflects the amount earned by each named executive officer based upon the achievement of financial and non-financial performance goals for our fiscal year ended December 30, 2006 under our annual cash incentive plan, which amount was paid in March 2007 in accordance with the terms of such plan.

(4)

All other compensation consists of (i) company contributions to our 401(k) plan totaling $13,200 for each named executive officer, (ii) company-paid premiums for term life insurance for the benefit of each named executive officer, (iii) auto allowances paid to each named executive officer, and (iv) company-paid costs for annual executive physicals.
(5)	All other compensation for Mr. Deuster includes company-paid premiums for term life insurance totaling $29,367.
(6)	All other compensation for Mr. Spiegel includes company-paid premiums for term life insurance totaling $29,562.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding grants of awards to each named executive officer during our fiscal year ended December 30, 2006 under our equity and non-equity incentive plans.

Grants of Plan-Based Awards in Fiscal Year 2006

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)		Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target/ Maximum (#)
Robert G. Deuster	N/A	$161,529	$461,510	$784,567	–	–	–
	07/10/06	–	–	–	52,500	75,000	$15.46

Robert J. Phillippy	N/A	81,109	231,741	393,960	–	–	–
	07/10/06	–	–	–	31,500	45,000	$15.46

Charles F. Cargile	N/A	81,052	231,577	393,680	–	–	–
	07/10/06	–	–	–	24,507	35,010	$15.46

Gary J. Spiegel	N/A	45,836	130,960	222,632	–	–	–
	07/10/06	–	–	–	14,007	20,010	$15.46

Jeffrey B. Coyne	N/A	42,405	121,158	205,969	–	–	–
	07/10/06	–	–	–	17,514	25,020	$15.46

(1)

Reflects the potential payouts to the named executive officers under our annual cash incentive plan, which is described in more detail under the heading “Compensation Discussion and Analysis” above. The amounts shown as threshold, target and maximum payouts represent (i) 50%, 100% and 200% payouts, respectively, based on minimum, target and maximum performance levels for certain annual financial measures established under such plan, plus (ii) 0%, 100% and 100% payouts, respectively, on certain individual non-financial performance goals established under the plan for each named executive officer. If we do not achieve at least the minimum performance level for a particular financial measure, no payout would be made for such measure. The actual amounts earned under these non-equity incentive plan awards by the named executive officers for 2006 are included in the Summary Compensation Table above under the column heading “Non-Equity Incentive Plan Compensation.”

(2)

The equity incentive plan awards set forth in the table above consist of restricted stock units (each unit representing the right to receive one share of our common stock) awarded to each named executive officer under our 2006 Performance-Based Stock Incentive Plan, which is described in more detail under the heading “Compensation Discussion and Analysis” above. No consideration was paid by any named executive officer for any equity incentive plan award. The numbers of shares shown as threshold and target/maximum payouts represent 70% and 100% vesting of such awards, respectively, based on minimum and target performance levels for certain financial measures established under the plan. If we do not achieve at least the minimum performance level for a particular measure, no shares would vest for that measure for the applicable year; provided, however, that a portion of such unvested shares would be eligible for vesting in the next succeeding year, as explained in more detail under “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS

The table below sets forth information regarding outstanding equity awards held by each named executive officer as of December 30, 2006 including: (i) the number of shares of our common stock underlying both exercisable and unexercisable stock options held by each named executive officer and the exercise prices and expiration dates thereof; (ii) the total number of restricted stock units held by each named executive officer which had not vested and the market value thereof; and (iii) the total number of restricted stock units held by each named executive officer which were unearned and had not vested and the market value thereof.

Outstanding Equity Awards at 2006 Fiscal Year End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
	Exercisable	Unexercisable
Robert G. Deuster	77,500	—		$4.46	01/01/08	—	—	—	—
	180,000	—		14.31	01/02/10	—	—	—	—
	60,000	—		68.25	01/01/11	—	—	—	—
	90,000	—		13.16	09/17/11	—	—	—	—
	26,250	8,750	(3)	11.27	02/23/13	—	—	—	—
	123,750	41,250	(3)	11.27	02/23/13	—	—	—	—
	50,000	–		16.91	01/01/14	—	—	—	—
	30,000	30,000	(4)	13.03	08/03/14	—	—	—	—
	—	—		—	—	25,000	$523,750	50,000	$1,047,500

Robert J. Phillippy	60,000	—		$14.31	01/02/10	—	—	—	—
	20,000	—		68.25	01/01/11	—	—	—	—
	30,000	—		13.16	09/17/11	—	—	—	—
	22,500	7,500	(3)	11.27	02/23/13	—	—	—	—
	52,500	17,500	(3)	11.27	02/23/13	—	—	—	—
	25,000	—		16.91	01/01/14	—	—	—	—
	50,000	50,000	(4)	13.03	08/03/14	—	—	—	—
	—	—		—	—	15,000	$314,250	30,000	$628,500

Charles F. Cargile	60,000	—		$75.75	11/15/10	—	—	—	—
	20,000	—		68.25	01/01/11	—	—	—	—
	30,000	—		13.16	09/17/11	—	—	—	—
	22,500	7,500	(3)	11.27	02/23/13	—	—	—	—
	71,250	23,750	(3)	11.27	02/23/13	—	—	—	—
	31,250	—		16.91	01/01/14	—	—	—	—
	12,500	12,500	(4)	13.03	08/03/14	—	—	—	—
	—	—		—	—	11,670	$244,487	23,340	$488,973

(table continued on next page)

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
	Exercisable	Unexercisable
Gary J. Spiegel	20,750	—		$4.46	01/01/08	—	—	—	—
	60,000	—		14.31	01/02/10	—	—	—	—
	20,000	—		68.25	01/01/11	—	—	—	—
	30,000	—		13.16	09/17/11	—	—	—	—
	15,000	5,000	(3)	11.27	02/23/13	—	—	—	—
	41,250	13,750	(3)	11.27	02/23/13	—	—	—	—
	20,000	—		16.91	01/01/14	—	—	—	—
	12,500	12,500	(4)	13.03	08/03/14	—	—	—	—
	—	—		—	—	6,670	$139,737	13,340	$279,473

Jeffrey B. Coyne	50,000	—		$30.80	05/29/11	—	—	—	—
	30,000	—		13.16	09/17/11	—	—	—	—
	15,000	5,000	(3)	11.27	02/23/13	—	—	—	—
	41,250	13,750	(3)	11.27	02/23/13	—	—	—	—
	20,000	—		16.91	01/01/14	—	—	—	—
	12,500	12,500	(4)	13.03	08/03/14	—	—	—	—
	—	—		—	—	8,340	$174,723	16,680	$349,446

(1)

Consists of the portion of the restricted stock units awarded to each named executive officer in 2006 which had not vested, but for which the relevant vesting performance conditions had been satisfied, as of December 30, 2006. Each restricted stock unit represents a right to receive one share of our common stock. Such restricted stock units have subsequently vested and have been settled by the delivery of shares of our common stock to the named executive officers in March 2007, net of a portion of such vested shares which were withheld at the election of each named executive officer in satisfaction of tax withholding obligations. The number of shares reflected in the table for each named executive officer is based on the achievement of our target performance goals for 2006, and the market value of such shares has been calculated based on the closing price of our common stock on December 30, 2006 as reported on the Nasdaq Global Market, which was $20.95 per share.

(2)

Consists of the remaining portion of the restricted stock units awarded to each named executive in 2006 which were unearned and unvested as of December 30, 2006. Such restricted stock units will vest in two equal annual installments in the first quarter of 2008 and 2009, provided that we achieve certain specified annual financial performance goals for 2007 and 2008. The number of shares reflected in the table assumes the achievement of our target performance goals for 2007 and 2008, and the market values of such shares have been calculated based on the closing price of our common stock on December 30, 2006 as reported on the Nasdaq Global Market, which was $20.95 per share.

(3)	The option vested in full on February 24, 2007.
(4)	The remaining unvested portion of the option will vest in two equal installments on August 4, 2007 and August 4, 2008.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth certain information for each named executive officer regarding the exercise of options and the vesting of stock awards during the year ended December 30, 2006, including the aggregate value realized upon such exercise or vesting.

Option Exercises and Stock Vested in Fiscal Year 2006

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert G. Deuster	354,000	$5,504,316	—	—
Robert J. Phillippy	75,000	1,097,156	—	—
Charles F. Cargile	70,000	513,200	—	—
Gary J. Spiegel	30,000	509,300	—	—
Jeffrey B. Coyne	—	—	—	—

(1)

As noted in the table entitled “Outstanding Equity Awards at 2006 Fiscal Year End” beginning on page 24 above and footnote (1) thereto, as of December 30, 2006, the relevant performance conditions had been satisfied with respect to a portion of the restricted stock units awarded to the named executive officers in 2006; however, such restricted stock units did not vest until March 2007.

NON-QUALIFIED DEFERRED COMPENSATION

The table below sets forth certain information relating to each named executive officer’s participation in our Deferred Compensation Plan during our fiscal year ended December 30, 2006, including (a) the aggregate dollar amounts of: (i) contributions made by the executive to the plan, (ii) interest and other earnings accrued on the executive’s account, and (iii) withdrawals by and distributions to the executive from the plan; and (b) the total balance of the executive’s account as of December 30, 2006. We did not make any contributions to the plan on behalf of any named executive officer in 2006. Our Deferred Compensation Plan is described in more detail under the heading “Compensation Discussion and Analysis” above.

Nonqualified Deferred Compensation in Fiscal Year 2006

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(2) ($)
Robert G. Deuster(3)	$—	$263,518	$657,814	$722,289
Robert J. Phillippy(4)	155,877	163,614	274,481	797,535
Charles F. Cargile(5)	8,889	6,973	—	60,096
Gary J. Spiegel(6)	49,830	26,599	56,980	225,395
Jeffrey B. Coyne	—	—	—	—

(1)

The aggregate earnings in 2006 consisted of market-based earnings on all compensation deferred under the plan based on the performance of the measurement funds selected by the named executive officer. The aggregate earnings did not include any above-market or preferential earnings and, accordingly, have not been reported in the Summary Compensation Table included in this proxy statement.

(2)

The aggregate balance of each named executive officer’s account as of December 30, 2006 consists of amounts contributed to the plan in 2006 and in prior years in the form of deferrals of salary, bonus and/or restricted stock, all of which compensation has been reported in the Summary Compensation Table included in this proxy statement or in our proxy statements filed in prior years to the extent such executive’s compensation was required to be reported in each applicable year (less any amounts which have been previously distributed from the plan), together with earnings thereon.

(3)

Distributions made to Mr. Deuster in 2006 included 30,000 shares of our common stock which had been deferred under the plan at the time of vesting of restricted stock awarded to Mr. Deuster under our stock incentive plans. The value of such distribution was calculated based on the closing price of our common stock on January 31, 2006, the date of distribution, which was $16.97 per share.

(4)

The contributions made by Mr. Phillippy in 2006 consist of $61,798 which is reported as salary in the Summary Compensation Table included in this proxy statement, and $94,079 which was included in the bonus payments previously reported in the Summary Compensation Table included in our proxy statement filed on April 10, 2006. Distributions made to Mr. Phillippy in 2006 included 9,750 shares of our common stock which had been deferred under the plan at the time of vesting of restricted stock awarded to Mr. Phillippy under our stock incentive plans. The value of such distribution was calculated based on the closing price of our common stock on January 31, 2006, the date of distribution, which was $16.97 per share.

(5)	All of the contributions made by Mr. Cargile in 2006 are reported as salary in the Summary Compensation Table included in this proxy statement.
(6)

The contributions made by Mr. Spiegel in 2006 consist of $38,740 which is reported as salary in the Summary Compensation Table included in this proxy statement and $11,090 in bonus payments earned by Mr. Spiegel in 2005. Mr. Spiegel was not a named executive officer for 2005 and, as such, his compensation earned in 2005 (including such bonus payment) was not required to be reported in the Summary Compensation Table included in our proxy statement filed on April 10, 2006.

PAYMENTS UPON CERTAIN TERMINATION EVENTS

We have entered into a severance compensation agreement with each of our named executive officers which provides for certain payments and benefits if the named executive officer’s employment is terminated under certain circumstances. The key terms of such agreements, including the events triggering payments thereunder, are discussed in more detail under the heading “Compensation Discussion and Analysis” above.

Termination Following Change in Control

The table below sets forth information regarding the estimated payments and benefits that each named executive officer would have received in the event that his employment had been terminated by us without cause, or he had resigned for “good reason,” as of December 30, 2006, following a change in control of Newport.

Estimated Payments in the Event of Termination

at 2006 Fiscal Year End Following Change in Control

Name	Salary-Based Severance Payments(1)	Incentive- Based Severance Payments(2)	Option Awards(3)	Stock Awards(4)	Continuation of Benefits(5)	Total Estimated Payments(6)
Robert G. Deuster	$931,500	$461,510	$5,787,154	$1,571,250	$52,041	$8,803,455
Robert J. Phillippy	311,000	231,741	2,492,950	942,750	36,492	4,014,933
Charles F. Cargile	312,000	231,577	1,767,950	733,460	39,765	3,084,752
Gary J. Spiegel	265,000	130,960	1,978,952	419,210	41,124	2,835,246
Jeffrey B. Coyne	245,000	121,158	1,238,500	524,169	43,358	2,172,185

(1)

Represents twenty-four months of base salary for Mr. Deuster, and twelve months of base salary for all other named executive officers, which would have been payable in a lump sum on the date of termination.

(2)

Represents payment of the incentive bonus that each named executive officer would have been entitled to receive for the year 2006 based on achievement of 100% of the relevant performance goals, which would have been payable in a lump sum on the date of termination.

(3)

Represents the aggregate gain on all vested and unvested stock options held by each named executive officer as of December 30, 2006, calculated based on the difference between the exercise price of each such option and the closing price of our common stock on that date, which was $20.95 per share. Such amount would have been payable in a lump sum, subject to payment by the executive officer of applicable withholding taxes. The outstanding options held by the named executive officers representing the right to purchase an aggregate of 1,794,500 shares of our common stock would have been cancelled in connection with such payments.

(4)

Represents the aggregate market value of unvested restricted stock units (each unit representing the right to receive one share of our common stock) held by each named executive officer as of December 30, 2006 based on the closing price of our common stock on that date, which was $20.95 per share. Such restricted stock units would have become immediately vested assuming achievement of 100% of the relevant performance goals and would have been settled by delivery of shares of our common stock, subject to payment by the executive officer of applicable withholding taxes.

(5)

Represents an estimate of the total cost of company-paid premiums for continuation of medical, dental, vision and long-term disability benefits for a period of 24 months following the date of termination, calculated based upon the premiums for such benefits in effect as of December 30, 2006. The actual cost of health benefits may vary during the benefits continuation period depending upon the overall premium rates that we would be required to pay under our health benefit programs.

(6)

The total estimated payments would be increased in an amount sufficient to offset any excess “parachute payment” excise tax payable by the officer pursuant to the provisions of the Internal Revenue Code, and/or any comparable provision of state or foreign law.

Other Termination

As discussed under “Compensation Discussion and Analysis” above, our agreements with each of Mr. Deuster and Mr. Phillippy also provide for certain payments in the event we terminate his employment other than for cause in absence of a change in control of Newport. If we had terminated Mr. Deuster’s employment other than for cause and in absence of a change in control as of December 30, 2006, Mr. Deuster would have received severance payments totaling $927,260. If we had terminated Mr. Phillippy’s employment other than for cause and in absence of a change in control as of December 30, 2006, Mr. Phillippy would have received severance payments totaling $542,741.

DIRECTOR COMPENSATION

Each of our non-employee directors receives cash compensation, consisting of annual retainer fees, lead independent director fees (if applicable) and meeting participation fees, and equity-based awards. Such cash and equity compensation is discussed in more detail under the heading “Compensation Discussion and Analysis” above. The table below sets forth cash compensation earned by each non-employee director, and share-based compensation expense recognized by us for each non-employee director, during the fiscal year ended December 30, 2006. All compensation of Mr. Deuster is reported in the Summary Compensation Table above and has been excluded from the table below.

Director Compensation in Fiscal Year 2006

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(4) ($)	Option Awards(3)(4) ($)	Total ($)
R. Jack Aplin	$52,500	$78,914	$42,172	$173,586
Robert L. Guyett	61,500	78,914	42,172	182,586
Michael T. O’Neill	51,500	78,914	72,049	202,463
C. Kumar N. Patel	47,500	78,914	42,172	168,586
Kenneth F. Potashner	58,500	78,914	42,172	179,586
Richard E. Schmidt	50,500	78,914	42,172	171,586
Peter J. Simone	47,500	78,914	72,236	198,650

(1)

Reflects fees earned by each non-employee director in 2006, including annual retainer fees and meeting fees for meetings which occurred during 2006. In addition, the fees for Messrs. Aplin and Potashner include lead independent director retainer fees for the portion of the year during which each of them served as lead independent director.

(2)

Reflects the total amount of compensation expense that we recognized in 2006 for financial statement reporting purposes in accordance with SFAS 123R with respect to unvested restricted stock units held by each non-employee director. Such restricted stock units were awarded in May 2006 and vest in full in May 2007. The grant date fair value of the restricted stock units was $16.58 per share, determined based on the closing market price of our common stock on such date.

(3)

Reflects the total amount of compensation expense that we recognized in 2006 for financial statement reporting purposes in accordance with SFAS 123R with respect to unvested stock options held by each non-employee director. Such unvested options consisted of (i) an option to purchase 7,500 shares of our common stock granted to each non-employee director in January 2006 having a grant date fair value of $5.62 per share; (ii) the unvested portion of an option to purchase 16,000 shares of our common stock granted to Mr. O’Neill in April 2003 having a grant date fair value of $7.47 per share; and (iii) the unvested portion of an option to purchase 16,000 shares of our common stock granted to Mr. Simone in March 2003 having a grant date fair value of $7.52 per share. We estimate the fair value of stock options at the time of grant using the Black-Scholes-Merton option pricing model. The assumptions used in such valuation are discussed in detail in

Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 30, 2006.
(4)

The aggregate number of stock options and the aggregate number of stock awards, consisting entirely of restricted stock units, held by each non-employee director as of December 30, 2006 were as follows:

Name	Aggregate Number of Shares Underlying Outstanding Stock Options	Aggregate Number of Shares Underlying Unvested Restricted Stock Units
R. Jack Aplin	86,000	7,500
Robert L. Guyett	86,000	7,500
Michael T. O’Neill	34,500	7,500
C. Kumar N. Patel	86,000	7,500
Kenneth F. Potashner	52,000	7,500
Richard E. Schmidt	86,000	7,500
Peter J. Simone	23,500	7,500

OTHER AGREEMENTS

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors, and certain other officers, which provide contractual protection of certain rights of indemnification by us. The indemnification agreements provide for indemnification of our officers and directors to the fullest extent permitted by our articles of incorporation, bylaws and applicable law. Under the agreements, we indemnify our officers and directors against all fees, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and amounts paid in any settlement we approve) actually and reasonably incurred in connection with any investigation, claim, action, suit or proceeding to which any such officer or director is a party by reason of any action or inaction in his capacity as our officer or director or by reason of the fact that the officer or director is or was serving as our director, officer, employee, agent or fiduciary, or of any of our subsidiaries or divisions, or is or was serving at our request as our representative with respect to another entity, subject to limitations imposed by applicable law. We will not indemnify such officer or director, however, for expenses and the payment of profits arising from the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of three non-employee directors: Messrs. Aplin, O’Neill and Potashner, all of whom served on the Compensation Committee during 2006. None of the members of the Compensation Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other things, establishing, developing guidelines for, evaluating and approving all base salaries and annual and long-term cash and equity incentive compensation of Newport’s executive officers, and all other executive benefit plans, programs and agreements. In fulfilling its responsibilities, the Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis” in Newport’s proxy statement for its 2007 annual meeting of stockholders. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that such information be included in such proxy statement.

Respectfully submitted,

R. Jack Aplin, Chairman

Michael T. O’Neill

Kenneth F. Potashner

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon the review of copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2006 or prior fiscal years, all of our officers, directors and greater than ten percent stockholders have complied with all applicable Section 16(a) filing requirements, except that Mr. Schmidt did not timely report on Form 4 a sale of 15,000 shares of common stock, which occurred on January 26, 2006 pursuant to a Rule 10b5-1 trading plan established by him on March 3, 2005. Such sale was subsequently reported on a Form 4 filed on February 6, 2006.

TRANSACTIONS WITH RELATED PERSONS

We have not entered into a transaction with any related person since the beginning of our 2006 fiscal year.

In accordance with our Corporate Governance Guidelines and the charter of the Audit Committee of our Board of Directors, the Audit Committee is responsible for reviewing and approving any proposed transaction with any related person for which such approval is required under applicable law, including Securities and Exchange Commission and Nasdaq rules. Currently, this review and approval requirement applies to any transaction to which Newport or any of our subsidiaries will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers; (b) any nominee for election as a director; (c) any security holder who is known to us to own of record or beneficially more than five percent of any class of our voting securities; or (d) any member of the immediate family (as defined in Regulation S-K, Item 404) of any of the persons described in the foregoing clauses (a)-(c).

In the event that management becomes aware of any related person transaction, management will present information regarding such transaction to the Audit Committee for review and approval. In addition, on at least an annual basis, the Audit Committee reviews and considers with management the disclosure requirements relating to transactions with related persons and the potential existence of any such transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specified information with respect to the beneficial ownership of our common stock as of March 30, 2007 by: (1) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock; (2) each of our named executive officers; (3) each of our directors; and (4) all directors and executive officers as a group.

	Number of Shares Beneficially Owned(2)
Name and Address of Beneficial Owners(1)	Number	Percentage
Private Capital Management, L.P.	4,182,352	10.6%
8889 Pelican Bay Blvd.
Naples, FL 34108(3)
Joseph L. Harrosh	3,984,845	10.1%
P.O. Box 6009
Fremont, CA 94538(4)
Dimensional Fund Advisors LP	3,304,475	8.4%
1299 Ocean Avenue
Santa Monica, CA 90401(5)
SouthernSun Asset Management, Inc.	2,254,955	5.7%
(formerly Michael W. Cook Asset Management, Inc.)
6000 Poplar Avenue, Suite 220
Memphis, TN 38119(6)
R. Jack Aplin(7)	108,500	*
Charles F. Cargile(8)	299,659	*
Jeffrey B. Coyne(9)	198,296	*
Robert G. Deuster(10)	862,905	2.1%
Robert L. Guyett(11)	155,800	*
Michael T. O’Neill(12)	47,000	*
C. Kumar N. Patel(13)	175,849	*
Robert J. Phillippy(14)	334,305	*
Kenneth F. Potashner(15)	67,926	*
Richard E. Schmidt(16)	171,139	*
Peter J. Simone(17)	36,000	*
Gary J. Spiegel(18)	254,730	*
All executive officers and directors as a group (13 persons)(19)	2,712,109	6.5%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each holder is c/o Newport Corporation, 1791 Deere Avenue, Irvine, California 92606.
(2)

The beneficial ownership is calculated based on 39,554,976 shares of our common stock outstanding as of March 30, 2007. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and/or restricted stock units held by that person that are exercisable and/or will be settled upon vesting within 60 days of March 30, 2007 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Consists of 3,922,352 shares of common stock with respect to which the holder has shared voting and shared dispositive power, and 260,000 shares of common stock with respect to which the holder has sole voting and sole dispositive power. The holder exercises shared voting authority with respect to shares held by those of its clients that have delegated proxy voting authority to it, which delegation may be granted or revoked at any time at the client’s discretion. The holder disclaims beneficial ownership of the shares over which it has dispositive power and disclaims the existence of a group. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 5 filed by the holder with the Securities and Exchange Commission on February 14, 2007.

(4)	The beneficial ownership information reflected in the table is included in the Schedule 13G/A filed by the holder with the Securities and Exchange Commission on January 22, 2007.
(5)

Consists of 3,304,475 shares of common stock with respect to which the holder has sole voting and sole dispositive power. The holder furnishes investment advice to four investment companies and serves as investment manager to certain commingled group trusts and separate accounts. In its role as investment advisor or manager, the holder possesses investment and/or voting power over shares owned by such investment companies, trusts and accounts and may be deemed to be the beneficial owner of such shares; however, all such securities are owned by such investment companies, trusts and accounts, and the holder disclaims beneficial ownership of such securities. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 2 filed by the holder with the Securities and Exchange Commission on February 9, 2007.

(6)	The beneficial ownership information reflected in the table is included in the Schedule 13G filed by the holder with the Securities and Exchange Commission on December 2, 2005.
(7)

Consists of options to purchase 74,000 shares of common stock which are exercisable within 60 days of March 30, 2007, 7,500 shares of common stock which are issuable within 60 days of March 30, 2007 upon the vesting of restricted stock units, and 27,000 shares held by Mr. Aplin and his spouse as trustees of a family trust.

(8)	Includes options to purchase 278,750 shares of common stock which are exercisable within 60 days of March 30, 2007.
(9)	Includes options to purchase 187,500 shares of common stock which are exercisable within 60 days of March 30, 2007.
(10)

Includes options to purchase 687,500 shares of common stock which are exercisable within 60 days of March 30, 2007; 15,000 shares held in our deferred compensation plan for the benefit of Mr. Deuster; 140,742 shares held by Mr. Deuster and his spouse as trustees of a family trust; 1,200 shares held by Mr. Deuster as trustee of trusts established for certain relatives, over which Mr. Deuster has sole voting and investment power; 1,200 shares held by Mr. Deuster’s daughter; and 1,200 shares held by Mr. Deuster’s son. Mr. Deuster disclaims beneficial ownership of the shares held by him as trustee of trusts established for certain relatives, and the shares held by his daughter and his son.

(11)

Consists of options to purchase 86,000 shares of common stock which are exercisable within 60 days of March 30, 2007, 7,500 shares of common stock which are issuable within 60 days of March 30, 2007 upon the vesting of restricted stock units, and 62,300 shares held by Mr. Guyett as trustee of a family trust.

(12)

Consists of options to purchase 34,500 shares of common stock which are exercisable within 60 days of March 30, 2007, 7,500 shares of common stock which are issuable within 60 days of March 30, 2007 upon the vesting of restricted stock units, and 5,000 shares held by Mr. O’Neill as trustee of a family trust.

(13)

Consists of options to purchase 86,000 shares of common stock which are exercisable within 60 days of March 30, 2007, 7,500 shares of common stock which are issuable within 60 days of March 30, 2007 upon the vesting of restricted stock units, and 82,349 shares held by Dr. Patel and his spouse as trustees of a family trust.

(14)	Includes options to purchase 285,000 shares of common stock which are exercisable within 60 days of March 30, 2007 and 31,714 shares held by Mr. Phillippy and his spouse as trustees of a family trust.
(15)

Includes options to purchase 52,000 shares of common stock which are exercisable within 60 days of March 30, 2007 and 7,500 shares of common stock which are issuable within 60 days of March 30, 2007 upon the vesting of restricted stock units.

(16)

Consists of options to purchase 86,000 shares of common stock which are exercisable within 60 days of March 30, 2007, 7,500 shares of common stock which are issuable within 60 days of March 30, 2007 upon the vesting of restricted stock units, and 77,639 shares held by Mr. Schmidt and his spouse as trustees of a family trust.

(17)

Includes options to purchase 23,500 shares of common stock which are exercisable within 60 days of March 30, 2007, 7,500 shares of common stock which are issuable within 60 days of March 30, 2007 upon the vesting of restricted stock units, and 3,000 shares held by Mr. Simone and his spouse as trustees of a family trust.

(18)	Includes options to purchase 238,250 shares of common stock which are exercisable within 60 days of March 30, 2007 and 5,028 shares held by Mr. Spiegel and his spouse as trustees of a family trust.
(19)

Includes options to purchase 2,119,000 shares of common stock which are exercisable within 60 days of March 30, 2007 and 52,500 shares of common stock which are issuable within 60 days of March 30, 2007 upon the vesting of restricted stock units.

REPORT OF THE AUDIT COMMITTEE

Committee Members and Charter

The Audit Committee is comprised of three directors. None of the members of the Committee are or have been officers or employees of Newport and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 thereunder. Newport’s Board has determined that Messrs. Guyett and Simone are “audit committee financial experts” as defined by the regulations promulgated by the Securities and Exchange Commission.

The Committee operates under a written charter adopted by Newport’s Board. The Committee reviews its charter on an annual basis. A copy of the charter of the Audit Committee is available on Newport’s Internet site at www.newport.com. Newport will also provide electronic or paper copies of the Audit Committee charter free of charge, upon request made to Newport’s Corporate Secretary.

Role of the Audit Committee

Newport’s management is responsible for Newport’s financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Newport’s independent auditors are responsible for auditing those financial statements. The role and responsibility of the Committee is to monitor and review these processes on behalf of the Board.

The members of the Committee are not employees of Newport and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Committee’s oversight role, the Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles or policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that Newport’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent auditors included in their report on Newport’s financial statements.

Report of the Audit Committee

The Committee held eight meetings during 2006, including telephonic meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, and Newport’s independent auditors. In addition to regularly scheduled meetings of the Committee, which correspond with the meetings of the Board held in February, May and November, the Committee held a meeting following the end of each quarter for the purpose of reviewing Newport’s annual or quarterly financial statements and its proposed public communications regarding its operating results and other financial matters. The Committee also held one special meeting during the year to review the status of Newport’s compliance efforts with respect to Section 404 of the Sarbanes-Oxley Act of 2002.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of Newport for the fiscal year ended December 30, 2006, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements. During 2006, the Committee reviewed Newport’s quarterly financial statements and its proposed public communications regarding its operating results and other financial matters, and reviewed Newport’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing.

The Committee reviewed with Ernst & Young LLP, Newport’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Newport’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States.

The Committee discussed with Ernst & Young LLP the overall scope and plans for their annual audit. The Committee also discussed with management and Ernst & Young LLP the adequacy and effectiveness of Newport’s disclosure controls and procedures and internal control over financial reporting. The Committee met separately with Ernst & Young LLP, without management present, to discuss the results of their examinations, their evaluations of Newport’s internal control over financial reporting, and the overall quality of Newport’s financial reporting.

The Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee has received the written disclosures and the letter from Ernst & Young LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed the independence of Ernst & Young LLP with that firm, including the compatibility of non-audit services with Ernst & Young LLP’s independence. The Committee has concluded that Ernst & Young LLP is independent from Newport and its management.

Based on the Committee’s review of the matters noted above and its discussions with Newport’s independent auditors and Newport’s management, the Committee recommended to the Board that the audited financial statements be included in Newport’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

Respectfully submitted,

Robert L. Guyett, Chairman

C. Kumar N. Patel

Peter J. Simone

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP audited our financial statements for the fiscal year ended December 30, 2006. A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Audit Committee of our Board has selected Ernst & Young LLP as our independent auditors for the audit of our financial statements for the fiscal year ending December 29, 2007. Nevada law does not require approval or ratification of the selection of our independent auditors by our stockholders. As such, no proposal for the approval or ratification of our independent auditors for our fiscal year ending December 29, 2007 is being presented by management for consideration at our 2007 annual meeting.

Fees Billed by Ernst & Young LLP

The table below reflects the aggregate fees billed for audit, audit-related, tax and other services rendered by Ernst & Young LLP for our fiscal years ended December 30, 2006 and December 31, 2005:

Fee Category	Year Ended December 30, 2006	Year Ended December 31, 2005
Audit Fees	$1,322,800	$1,742,000
Audit-Related Fees	25,330	3,000
Tax Fees	10,120	15,600
All Other Fees	—	—

Total Fees	$1,358,250	$1,760,600

Audit Fees

Audit fees consisted of fees for professional services rendered for: (i) the audit of our annual consolidated financial statements; (ii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) the review of our reports filed with the Securities and Exchange Commission and related public disclosures; (iv) the audit of our internal control over financial reporting to provide an attestation report on our management’s annual report on internal control over financial reporting as required by the rules and regulations promulgated under Section 404 of the Sarbanes-Oxley Act of 2002; and (v) other audit services. For the year ended December 31, 2005, these services also included the review of our Registration Statement on Form S-1 filed with the Securities and Exchange Commission in March 2005, as amended in June 2005.

Audit-Related Fees

Audit-related fees consisted of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and have not been included in the audit fees above. For the year ended December 30, 2006, these audit-related services consisted primarily of research and consultations relating to our adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004). For the year ended December 31, 2005, these audit-related services consisted primarily of research and advisory services.

Tax Fees

Tax fees consisted of fees for services relating to tax compliance and planning and preparation of foreign tax returns.

All Other Fees

No other services were rendered by Ernst & Young LLP to us for our fiscal years ended December 30, 2006 and December 31, 2005.

Consistent with Securities and Exchange Commission rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent auditors. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by our independent auditors. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval prior to engagement.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has reviewed and discussed the services, in addition to audit services, rendered by Ernst & Young LLP during the year ended December 30, 2006, as well as the fees paid therefor, and has determined that the provision of such other services by Ernst & Young LLP, and the fees paid therefor, were compatible with maintaining Ernst & Young LLP’s independence.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By order of the Board of Directors

Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

NEWPORT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, May 11,2007

9:00 a.m. Eastern Time

The Waldorf Astoria

301 Park Avenue

New York, NY 10022

Please detach here

Experience | Solutions

Newport Corporation

1791 Deere Avenue

Irvine, California 92606

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 11, 2007.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing the proxy, the undersigned revokes all prior proxies and appoints Robert G. Deuster and Charles F. Cargile, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Newport Corporation which the undersigned is entitled to represent and vote on the matters shown on the reverse side at the 2007 Annual Meeting of Stockholders of Newport Corporation to be held at The Waldorf Astoria, 301 Park Avenue, New York, NY 10022, on Friday, May 11, 2007, at 9:00 a.m. Eastern Time and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY PROXY PRIOR TO THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

(see reverse side for voting instructions)

COMPANY #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 10, 2007.

Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/newp/-QUICK *** EASY *** IMMEDIATE

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 10, 2007. Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Newport Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your proxy card.

Please detach here

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of two Class III directors (to serve for four years):

Nominees: 01 C. Kumar N. Patel

02 Peter J. Simone

Vote FOR

all nominees

(except as marked)

Vote WITHHELD

From all nominess

(Instruction: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box

Indicate changes below:

Dated: 2007

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.